SUBSCRIPTION AGREEMENT
MEDIA ASSETS GROUP, INC.

________, 2015



Media Assets Group, Inc.
P.O. Box 48899A
Los Angeles, CA 90048


To Whom It May Concern:

    1.   PURCHASE OF COMMON STOCK.   Intending to be legally
bound, I hereby agree to purchase __________ shares of voting, $0.001 par value common stock (the "Shares") of Media Assets Group, Inc. (the "Company") for _______________ U.S. Dollars (number of Shares to be purchased multiplied by $____). This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Subscription Agreement (the "Agreement"). I acknowledge that the Company reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

    2.   PAYMENT.   I agree to deliver to the Company
immediately available funds in the full amount due under this Agreement, by wire, certified, personal or cashier's check payable to ?Media Assets Group, Inc." I understand that all funds will be immediately available to the Company and that there is no minimum amount to be raised in this Offering.

    3. ISSUANCE OF SHARES. The Shares subscribed for herein will only be issued upon acceptance by the Company as evidenced by the Company returning to the investor an executed Agreement acknowledging acceptance and upon satisfaction of the terms and conditions of the offering.

    4. REPRESENTATION AND WARRANTIES. I acknowledge that I have received a copy of the Regulation A Offering Circular dated ______, 2015 and understand that the offering and sale of the Shares is made to me under (i) the Securities Act of 1933, as amended (the "Securities Act"), and (ii) various States' Divisions of Securities in compliance with their administration and enforcement of the respective States' Blue Sky Laws and Regulations. I represent that pursuant to Rule 251(d)(2)(i)(C) of Regulation A, the purchase may be made by me in this offering is less than 10% of the greater of my annual income or net worth; or that I am either an accredited investor or non-natural person. In accordance therewith and in furtherance thereof, I represent and warrant to and agree with the Company as follows:

     I am a resident of ________________ as of the date of this Agreement and I have no present intention of becoming a resident of any other state or jurisdiction;

    5.  IRREVOCABILITY; BINDING EFFECT.   I hereby acknowledge
and agree that the purchase hereunder is irrevocable, that I am not entitled to cancel, terminate or revoke this Agreement or any agreements of the undersigned hereunder and that this Agreement and such other agreements shall survive my death or disability and shall be binding upon and inure to the benefit of the parties and their heirs, executor, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and are binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns.

    6.   MODIFICATION.   Neither this Agreement not any
provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

    7.   NOTICES.   Any notice, demand or other communication
which any party hereto may require, or may elect to give to anyone interested hereunder shall be sufficiently given if [a] deposited, postage prepaid, in a United States mail box, stamped registered or certified mail, return receipt requested addressed to such address as may be listed on the books of the Company, [b] delivered personally at such address, or [c] delivered (in person, or by a facsimile transmission, telex or similar telecommunications equipment) against receipt.

    8.   COUNTERPARTS.   This Agreement may be executed through
the use of separate signature pages or in any number of counterparts and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

    9.  ENTIRE AGREEMENT.   This Agreement contains the entire
agreement of the parties with respect to the subject matter hereof, and there are no representations, covenants or other agreements except as stated or referred to herein.

    10.  SEVERABILITY.   Each provision of the Agreement is
intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

    11.  ASSIGNABILITY.   This Agreement is not transferable or
assignable by the undersigned except as may be provided herein.

    12.  APPLICABLE LAW.   This Agreement shall be governed by
and construed in accordance with the laws of the State of Wyoming as applied to residents of that state executing contracts wholly to be performed in that state.


INDIVIDUAL(S) SUBSCRIBER

IN WITNESS WHEREOF, I have executed this Agreement as of the ____ day of ___________, 2015.

      Address:

__________________________        	_________________________
Signature of Purchaser
                                    _________________________

__________________________
Name(s) of Purchaser
(Please print or type)			_________________________
                                          Email address

                                          _________________________
                                          Telephone

ENTITY SUBSCRIBER

IN WITNESS WHEREOF, I have executed this Agreement as of the ____ day of ___________, 2015.




      Address:
__________________________         ________________________
Name of Entity
                                    ________________________
__________________________
By:							________________________
Its:							Email address

                                          ________________________
                                          Telephone


PURCHASE ACCEPTED FOR ______ SHARES:

MEDIA ASSETS GROUP, INC.


By: ______________________
    John Berner, President

Date: ____________________




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